                                                             Exhibit (10)A.(i)


                            ASSET PURCHASE AGREEMENT



                                  by and among


   United Jersey Bank, PipAshely, Inc., Piphyde Park, Limited, Pipgate Mill Properties, Ltd., Pipco 121-123 Grand Avenue, Inc., Pipco Carlstadt, Inc., Pipco Norte, Inc., Pipco MK, Inc., PIPCO Oakland, Inc., Pipco Parsippany, Inc., and Pipco Windsong, Inc.



                                   as Sellers
                                      and

                             ANJ Portfolio, L.L.C.


                                 as Purchaser,





                                     dated

                              as of March 1, 1995

                               TABLE OF CONTENTS



                                                                                                                             Page
                                                                                                                             ----
ARTICLE I                 DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

ARTICLE II                PURCHASE AND SALE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9

         Section 2.1      Purchase and Sale Generally . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         Section 2.2      The Deposit; Escrow Agent.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         Section 2.3      Payment of the Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         Section 2.4      Other Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         Section 2.5      Prorations on the OREO; Transfer of
                          Utility Services  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         Section 2.6      Foreclosure Prior to Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         Section 2.7      Risk of Loss  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         Section 2.8      Post Closing Adjustments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

ARTICLE III               CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14

         Section 3.1      Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         Section 3.2      The Sellers' Closing Items  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         Section 3.3      The Purchaser's Closing Items . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         Section 3.4      Conditions to the Purchaser's
                          Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         Section 3.5      Conditions to the Bank's Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         Section 3.6      Transfer and Recordation Taxes; Other
                          Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         Section 3.7      Limitations on Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         Section 3.8      Additional Assets; Schedule 9 Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20

ARTICLE IV                REPRESENTATIONS AND WARRANTIES OF THE
                          PURCHASER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21

         Section 4.1      The Purchaser's Representations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21

ARTICLE V                 REPRESENTATIONS AND WARRANTIES OF THE
                          SELLER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22

         Section 5.1      Representations and Warranties of the
                          Bank  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         Section 5.2      Survival of Representations and
                          Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         Section 5.3      Assignability of Representations and
                          Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29

ARTICLE VI                CERTAIN COVENANTS OF THE SELLER AND THE
                          PURCHASER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29

         Section 6.1      The Seller's Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         Section 6.2      The Purchaser's Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         Section 6.3      Appraisals and Expert Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32

         Section 6.4      Environmental Matters.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32

ARTICLE VII               CURE AND REPURCHASE OF ASSET  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32

         Section 7.1      Purchaser's Claim of a Defective Asset. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         Section 7.2      Bank and PIPCOs Elections for Defective
                          Asset . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         Section 7.3      Repurchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         Section 7.4      Repurchase Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         Section 7.5      Reconveyance of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         Section 7.6      Defects Covered by Title Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         Section 7.7      Materiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34

ARTICLE VIII              TRANSITION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36

         Section 8.1      Transition of the Sale of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36

ARTICLE IX                DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37

         Section 9.1      The Purchaser's Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         Section 9.2      The Bank's and PIPCOs' Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37

ARTICLE X                 NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38

ARTICLE XI                MISCELLANEOUS PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40

         Section 11.1     Obligations of Bank . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         Section 11.2     Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         Section 11.3     Rights Cumulative; Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         Section 11.4     Election By Bank on Behalf of PIPCOs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         Section 11.5     Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         Section 11.6     Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         Section 11.7     Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         Section 11.8     Integration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         Section 11.9     Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         Section 11.10    Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
         Section 11.11    GOVERNING LAW; JURISDICTION; VENUE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
         Section 11.12    No Third-Party Beneficiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
         Section 11.13    Waiver of Trial by Jury . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
         Section 11.14    No Partnership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
         Section 11.15    Brokerage Commissions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43

                               SCHEDULES/EXHIBITS


SCHEDULE                          DESCRIPTION
--------                          -----------
Schedule 1                        Asset Schedule
Schedule 2                        Exceptions to Representations and Warranties
Schedule 3                        Security Deposits (Leases)
Schedule 4                        Title Exceptions
Schedule 5                        Deposits on Agreements and Contracts of Sale assumed by Purchaser
Schedule 6                        Resignations
Schedule 7                        Certificates of Occupancy
Schedule 8                        Environmental Site Assessments
Schedule 9                        Issues Relating to Section 3.8(b) and (c)
Schedule 10                       Deeds in Blank
Schedule 11                       Violations/Repairs
Schedule 12                       Additional Assets
Schedule 13                       Asset File Indexes


EXHIBIT                           TITLE
-------                           -----
Exhibit A                         Affidavit of Lost Mortgage Note
Exhibit B                         Mortgage Assignment
Exhibit C                         Assignment of Distribution Rights
Exhibit D                         Special Warranty Deed
Exhibit E                         Bill of Sale and General Assignment and Assumption
Exhibit F                         Notice to Mortgagors (or Obligors)
Exhibit G                         Certificate of Defect
Exhibit H                         Omnibus Assignment
Exhibit I                         Assignment of All Rights and Claims
Exhibit J                         Rent Rolls
Exhibit K                         Assignment of Final Judgment and Writ of Execution
Exhibit L                         Assignment of Bid
Exhibit M                         Assignment of Assignment of Leases, Rents
                                  and Profits

                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT is entered into as of the 1st day of March, 1995, by and among United Jersey Bank (the "Bank"), PipAshely, Inc., Pipgate Mill Properties, ltd., Pipco 121-123 Grand Avenue, Inc., Pipco Carlstadt, Inc., Pipco Norte, Inc., Pipco Mk, Inc., PIPCO Oakland, Inc., Pipco Parsippany, Inc. (collectively, the "PIPCOs") and ANJ Portfolio, L.L.C. (the "Purchaser").

                                   WITNESSETH


         WHEREAS, the Bank owns the Loans and the Related Mortgage Interests and the PIPCOs own the Real Estate and the Distribution Rights (all as hereinafter defined) and wish to sell the same; and

         WHEREAS, the Purchaser desires to purchase the same from the Bank and the PIPCOs.

         NOW, THEREFORE, in consideration of the mutual promises herein set forth and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Bank, the PIPCOs and the Purchaser agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

         For purposes of this Agreement (as hereinafter defined), the following terms shall have the meanings indicated below:

         "ADDITIONAL ASSETS" means those Loans and OREO Parcels identified on
SCHEDULE 12.

         "AGREEMENT" means this Asset Purchase Agreement, including all Schedules and Exhibits, as the same may be amended, supplemented, or otherwise modified.

         "ASSET(S)" means either singularly or collectively, a Loan, an OREO Parcel or the Distribution Rights.

         "ASSET FILES" means the files which contain for each Asset, to the extent in the Bank's or the applicable PIPCO's possession or control, the agreements, instruments, certificates or other documents at any time evidencing or otherwise relating to, governing or executed in connection with or as security for, an Asset, including the following: (1) with respect to Loans,
(a) copies of the Collateral Documents (as hereinafter defined), (b) Notes (as hereinafter defined), bonds, letter of credit applications, assignments, undertakings, certificates, documents, legal opinions, participation agreements and intercreditor agreements, and all amendments, modifications, renewals, extensions, rearrangements and substitutions with respect to any of the foregoing, (c) payment histories, (d) most recent financial statements of the Mortgagor (as hereinafter defined) and any other obligor, (e) most recent appraisals, (f) deeds or similar instruments of title and instruments of ownership or conveyance, deeds of foreclosure and bids, (g) credit files, (h) surveys, (i) correspondence, (j) site plans, (k) subdivision plans and approvals, (l) environmental reports, (m) permits, approvals, licenses and governmental consents, (n) books and records reflecting income and operating expenses of the underlying property, (o) managers' and receivers' reports, (p) pleadings and other court papers, (q) borrower estoppel certifications, (r) subordination agreements, (s) credit reports and summaries, (t) engineering reports, soil reports, architect certificates, (u) insurance policies or certificates, (v) land or occupancy leases, (w) any offers or expressions or solicitations of interest with respect to the disposition thereof, and (x) all other credit, contractual or insurance documents relating thereto, or copies of any thereof; (2) with respect to the OREO Parcels, (a) all the information specified in clause (1) above with the exception of items (c), (d), (g), (q),
(r) and (s) and (b) all information and documents in the possession or control of the Bank relating to the Related Mortgage Interests; and (3) with respect to the Distribution Rights, all agreements, evidencing, modifying or otherwise relating to the Distribution Rights and the Agreement of Limited Partnership of East Sunland L.P. dated March 27, 1991 as amended on March 10, 1992 and all the information specified in clause (1) above with the exception of items (c), (d),
(g), (q), (r) and (s).

         "ASSET SCHEDULE" means SCHEDULE 1 identifying the Loans, OREO Parcels (as hereinafter defined), Distribution Rights and Related Mortgage Interests to be sold, transferred, assigned and conveyed hereunder and containing the following information: (a) with respect to each Loan, (1) the Mortgagor's name and loan number; (2) the date of the original note and each amendment and modification to the note; (3) a description of the date and title of each security interest document, financing document or mortgage relating to the note; (4) the address of the Mortgaged Property; (5) codes indicating type of loan or method of calculating interest; (6) the property type description for each Mortgaged Property (as hereinafter defined); (7) the stated maturity date;
(8) the original principal amount of the Loan; (9) the stated principal balance of the Loan as of the close of business on the Credit Date (as hereinafter defined); (10) the date as to which interest has been last paid on the Note;
(11) accrued and unpaid interest, fees and charges; (12) amortization schedules; and (13) Schedule Price; (b) with respect to each OREO Parcel, the address or tax and block number of the OREO Parcel; (c) with respect to the Distribution Rights, a description of the distribution rights.

         "BUSINESS DAY" means any day other than a Saturday, a Sunday, a federal holiday or another day on which commercial banks in New Jersey are authorized or required to be closed for the conduct of their regular banking operations.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601-9657.

         "CAMBRIDGE SQUARE (MARLBORO) LOAN" means the Loan identified as the Cambridge Square/Marlboro Loan in SCHEDULE 1.

         "CERTIFICATE OF DEFECT" means a certificate substantially in the form of EXHIBIT G, which shall be appropriately completed and shall include (1) identity of an Asset with respect to which a breach of a representation or warranty contained in Article V is claimed; (2) all reasonably available evidence of the existence of same; (3) reference to the section and subsection of this Agreement under which such breach is claimed and (4) the procedure and estimated cost to cure or remediate such breach (including copies of any third party report that describes or estimates the cure cost of same).

         "CLAIM" means any claim, demand, cause of action, judgment, loss, damage, liability, cost and expense (including reasonable attorneys' fees, whether or not suit is instituted).

         "CLOSING" means the closing of the purchase and sale of the Assets pursuant to this Agreement.

         "CLOSING DATE" means the date of the Closing, which shall be March 23, 1995, or such other date to which the Purchaser and the Bank may mutually agree in writing.

         "COLLATERAL DOCUMENTS" means, for (1) each Loan, the Note and the Mortgage and any other documents or instruments in the Bank's possession or control creating or relating to the security for the Note, which other documents or instruments may include any mortgage, deed of trust, mortgage note, security agreement, assignment of security interest, loan agreement, financing statement, assignment of rents, pledge agreement, guaranty, indemnification agreement, escrow agreement, ground lease and occupancy lease agreement, foreclosure bids, judgments and other documents, settlement agreement, restructuring and forbearance agreement, deeds in escrow, plan of reorganization, assignment of stock or partnership units, letter of credit, title insurance policy, fire and casualty insurance policy and flood hazard insurance policy; (2) for each OREO Parcel, the following documents: (i) an originally executed recorded Deed, in the name of the applicable PIPCO; (ii) a title policy insuring title of the Bank or a PIPCO in the property; (iii) an original counterpart of any contract of sale entered into by the Bank or any PIPCO on or prior to the Closing Date; (iv) leases, licenses and other occupancy agreements and (v) any other documents contained in the Asset Files for the related mortgage loan that are still retained by the Bank including, but not limited to, any retained title policies and legal opinions received by the Bank and foreclosure documents and (3) for the Distribution Rights, a certified copy of the partnership agreement and any amendments or modifications in connection therewith.

         "CONBRO" means the OREO Parcel identified on SCHEDULE 1 as "ConBro".

         "CONDEMNATION PROCEEDS" means all awards or settlements in respect of a Mortgaged Property or OREO Parcel whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation or other taking by a federal, state or local governmental authority, and, with respect to any Loan, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Loan document.

         "CONFIDENTIALITY AGREEMENTS" means the Confidentiality Agreement dated July 14, 1994 executed by Taylor Simpson Group, as the Purchaser's representative, the Confidentiality Agreement dated November 22, 1994 executed by O'Connor Capital, Inc., and the Confidentiality Agreement dated January 5, 1995 executed by Argo Partnership, L.P. in connection with their respective Due Diligence of the Assets.

         "CONTROL" means possession by counsel of record for the Bank or the PIPCOs in connection with the litigation and bankruptcy matters disclosed on
SCHEDULE 2 or by their respective management agents or servicers.

         "CREDIT DATE" means February 1, 1995.

         "CRESTMONT MORTGAGE" means that certain mortgage referenced in paragraph 14 of the Order Confirming Plan of Reorganization recorded in Monmouth County in Book 5362, page 0812 et seq.

         "CURE PERIOD" means the period of 60 days commencing on the date the Purchaser delivers to the Bank or the applicable PIPCO a Certificate of Defect, as such period may be extended by mutual agreement of the Bank or the applicable PIPCO and the Purchaser.

         "DEED" means a grant, special warranty or other form of deed, with covenants against grantor's acts, substantially in the form of EXHIBIT D properly completed and executed by the Grantor in recordable form.

         "DEPOSIT" means $1,300,000 deposited by the Purchaser with the Bank and the PIPCOs, which consists of cash and/or a letter of credit in favor of the Bank in substantially the form of EXHIBIT M from a banking institution reasonably acceptable to the Bank.

         "DISTRIBUTION RIGHTS" means all of Pipco Windsong, Inc.'s right, title and interest to limited partnership distributions and any other rights to payment under the Agreement of Limited Partnership of East Sunland L.P., dated March 27, 1991, as amended on March 10, 1992, between East Sunrise Landing, Inc. and Pipco Windsong, Inc.

         "DONATO LOANS" means the Loans identified on SCHEDULE 1 as the Donato Loans.

         "ENVIRONMENTAL ASSESSMENT REPORTS" shall mean the inspections and reports as set forth in SCHEDULE 8.

         "ESCROW AGENT" means LeBoeuf, Lamb, Greene & MacRae, L.L.P., One Riverfront Plaza, Newark, New Jersey 07102-5490.

         "ESCROW AGREEMENT" shall mean the Escrow Agreement dated the date hereof among the Bank, the PIPCOs, the Purchaser and the Escrow Agent.

         "EXCLUDED DOCUMENTS" means certain internal reports, analyses and memoranda prepared by employees of the Bank; provided that Excluded Documents shall not include any documents essential to the Purchaser's ability to acquire title to the Assets, to own and service such Assets or reasonably to complete its due diligence with respect to such Assets.

         "FAIR LAWN OFFICE CENTER" shall mean the condominium units identified on SCHEDULE 1 as Fair Lawn Office Center.

         "HEATHCOTE LETTER OF CREDIT" means the Letter of Credit by ABN.AMRO Bank (Switzerland)-Geneva Branch, No. NR11984 dated October 25, 1994 in the amount of $3,088,806.77 in favor of United Jersey Bank.

         "INSURANCE PROCEEDS" means with respect to each Loan, proceeds of insurance policies insuring the Loan or the related Mortgaged Property and, with respect to each OREO Parcel, proceeds of insurance policies insuring the OREO Parcel.

         "KNOWLEDGE" means the actual awareness of facts or information relating to the Assets by the current officers of the Bank and the PIPCOs. The term "officers" shall mean those employees currently employed by the Bank and the PIPCOs who are presently responsible for the administration of the Assets, including without limitation, Robert W. Eberhardt, Jr. and Marc P. Sullivan.

         "KRAMER LOANS" means the Loans identified on SCHEDULE 1 as the Kramer Loans.

         "LIQUIDATION PROCEEDS" means cash and other assets received in connection with the liquidation of a Loan or OREO Parcel, whether through the sale or assignment of such Loan or OREO Parcel, trustee's sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Loan or received in connection with any guaranties or other instruments or in the settlement of any lawsuits or in any restructurings.

         "LOAN" means a construction, term, land, commercial or mortgage loan, evidenced by a Note, described on the Loan section of the Asset Schedule which Loan includes, without limitation, the applicable Asset File, payments of principal and interest, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and all other payments, claims, rights, settlements, benefits, proceeds and obligations arising from or in connection with such Loan.

         "LOAN GROUP" means the Donato Loans or the Kramer Loans.

         "MATERIAL" or "MATERIALITY" shall have the meaning given to that term in SECTION 7.7 hereof.

         "MORTGAGE" means a mortgage, deed of trust or other security instrument, and all amendments and supplements thereto, creating a lien on the real property described therein to secure a Note.

         "MORTGAGE ASSIGNMENT" means an instrument to be delivered by the Bank to transfer a Mortgage hereunder, which instrument shall be in substantially the form of EXHIBIT B, with such changes therein as may be appropriate under applicable state law to ensure enforceability or permit recordation of the instrument in the relevant land records.

         "MORTGAGED PROPERTY" means the land, improvements, fixtures, personal property and other collateral, a lien on or security interest in which is created or purported to be created by a Mortgage.

         "MORTGAGOR" means the Obligor under a Note and Mortgage.

         "NOTE" means, with respect to each Loan, the promissory note, mortgage note or other instrument evidencing the obligation to repay such Loan and all amendments, modifications and supplements thereto.

         "OREO PARCEL" means the real property described in the OREO section of the Asset Schedule, which OREO Parcel includes, without limitation:

                   (i) the Deed and/or foreclosure sale documents, as the case may be;

                  (ii) a fee simple interest in the respective Real Estate, buildings and all other structures, facilities or improvements which are now, or may hereafter prior to the Closing Date be, placed in or attached to the OREO Parcel;

                 (iii) all fixtures, systems, equipment and items of personal property (except items owned by tenants) which are now, or may hereafter prior to the Closing Date, be attached or appurtenant to, located on or used in connection with the OREO Parcel;

                  (iv) to the extent legally assignable, all easements, licenses, rights and appurtenances relating to the OREO Parcel;

                   (v) to the extent transferable, all licenses, permits, approvals and authorizations issued and in effect at the Closing Date relating to the OREO Parcel;

                  (vi) all leases of all or any part of the OREO Parcel, lease payments and security deposits held in connection therewith;

                 (vii) rights under any contract of sale (including downpayments and earnest money deposits) in effect at the Closing Date affecting the OREO parcel;

                (viii) to the extent assignable, all sewer and sewer rent allocation agreements;

                  (ix) all Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds; and

                   (x) all other legally assignable rights, benefits, proceeds, obligations, contracts and agreements (except to the extent intended to be terminated as provided herein) arising from or in connection with or relating to the OREO Parcel.

         "PERMITTED EXPENSES" means amounts paid or payable by Purchaser or its agents or affiliates after the date hereof in the ordinary course of business for (i) real estate taxes (including interest and penalties) and insurance on an OREO Parcel; (ii) real estate taxes (including interest and penalties) and insurance on a Mortgaged Property when such real estate taxes and insurance are not paid by the Mortgagor under the related Mortgaged Property; (iii) the reasonable costs of servicing a Loan; (iv) the interest paid on the Purchase Money Loan (as hereinafter defined) and any other loan to finance the development or attempted disposition of an Asset; (v) the reasonable costs of the operation of the Asset, including, without limitation, an allocated share of the Purchaser's management costs and site improvement costs and capital expenditure costs; (vi) the reasonable costs of maintaining, obtaining or perfecting building, zoning and site approvals; and (vii) specific costs incurred in acquiring the Assets, including, without limitation, due diligence costs and legal fees (but such legal fees are included only to the extent incurred from and after the Closing Date and directly attributable to a specific Asset).

         "PERSON" means an individual, corporation, partnership, joint venture, association, limited liability company, limited liability partnership, joint stock company, trust, bank, unincorporated organization or government or any agency or political subdivision thereof.

         "PIPCO(S)" means either singularly or collectively, PipAshely, Inc.; Pipgate Mill Properties, ltd., Pipco 121-123 Grand Avenue, Inc.; Pipco Carlstadt, Inc.; Pipco Mk, Inc.; Pipco Norte, Inc.; PIPCO Oakland, Inc.; and Pipco Parsippany, Inc., each of which is a direct or indirect wholly-owned subsidiary of the Bank, and such other Bank subsidiary as may be established from time to time by the Bank to acquire title to Mortgaged Property, upon a foreclosure, conveyance by deed in lieu of foreclosure or otherwise.

         "PRINCETON GATEWAY LOAN" means the Loan identified on SCHEDULE 1 as the Princeton Gateway Loan.

         "PURCHASE MONEY LOAN" means that certain loan from the Bank to the Purchaser in the principal amount equal to 75% of the Purchase Price, evidenced and secured by the Purchase Money Loan Documents.

         "PURCHASE MONEY LOAN DOCUMENTS" means the loan agreement and other documents to be entered into by the Purchaser and the Bank to effectuate the Purchase Money Loan, in form and substance satisfactory to the parties.

         "PURCHASE PRICE" means Fifty Six Million Twenty Thousand and 00/100 Dollars ($56,020,000.00).

         "RCG DOVER CONSTRUCTION REVOLVER" means the Construction Loan Agreement among the Bank, as lender, and RCG Dover Development Corp. of Toms River, Inc. and certain other obligors, as borrowers, dated September 1, 1994, as amended through the date hereof.

         "REAL ESTATE" means collectively the OREO Parcels.

         "RELATED MORTGAGE INTEREST" means any Mortgage and the related Note and other Collateral Documents encumbering an OREO Parcel or a Mortgaged Property that has been converted to an OREO Parcel prior to the Closing.

         "REPORTS" shall have the meaning given to that term in Section 6.3.

         "REPRESENTATION AND WARRANTY PERIOD" means the applicable survival period for the Bank's and the respective PIPCOs' representations and warranties as set forth in Section 5.2 hereof.

         "REPURCHASE DATE" shall have the meaning given to that term in Section
7.4 hereof.

         "REPURCHASE PRICE", means an amount equal to the Schedule Price of an Asset that has been deleted pursuant to Article VII plus Permitted Expenses less the Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds (in each case net of the costs of collecting same) received by Purchaser (as of the Repurchase Date) with respect to such Asset.

         "SCHEDULE PRICE" means with respect to any Asset the value assigned to such Asset as specified in the Asset Schedule. Schedule Prices are assigned solely for the purpose of calculating the Purchase Price and are subject to the disclaimer set forth in Section 6.3.

         "TINTON FALLS" shall mean the Loan identified on SCHEDULE 1 as "Tinton Falls".

         "WILLOW LAND" means the Loan identified on SCHEDULE 1 as the Willow Land Loan.

         "WYNDHAM LOAN" means the Loan identified on SCHEDULE 1 as the Wyndham Loan.


                                   ARTICLE II
                               PURCHASE AND SALE

         SECTION 2.1 PURCHASE AND SALE GENERALLY. Subject to the terms and provisions set forth in this Agreement, on the Closing Date, the Bank and the PIPCOs shall sell, assign and convey the Assets to the Purchaser and the Purchaser shall purchase the Assets and pay to the Bank or the applicable PIPCO the Purchase Price for the Assets. The Purchase Price shall be allocated among the Bank and the PIPCO's based on the Schedule Prices for the Assets.

         SECTION 2.2 THE DEPOSIT; ESCROW AGENT. The Purchaser has delivered the cash portion of Deposit to the Bank or the Escrow Agent. The cash portion of the Deposit shall be deposited in Escrow Agent's interest bearing trust account at the Bank pursuant to the terms of the Escrow Agreement.

         SECTION 2.3 PAYMENT OF THE PURCHASE PRICE. Upon satisfaction of the conditions precedent to the obligations of the parties set forth in Sections 3.4 and 3.5, the Purchaser shall pay to the Bank and the PIPCOs as above provided the Purchase Price (subject to certain adjustments as described in Sections 2.4, 2.5 and 2.8) on the Closing Date in the following manner:

                 (a) The Bank shall retain any cash portion of the Deposit; and

                 (b) The Bank shall credit to the Purchase Price the cash portion of the Deposit and any interest earned thereon as of the Business Day immediately prior to the Closing Date; and

                 (c) The Bank shall credit to the Purchase Price the principal amount of the Purchase Money Loan; and

                 (d) The Purchaser shall remit to the Bank and the applicable PIPCOs, by wire transfer of immediately available federal funds, an amount equal to the difference between the Purchase Price, and the sum of
                          (i) the cash portion of the Deposit, (ii) the earned interest thereon and (iii) the Purchase Money Loan; and

                 (e) The Bank shall surrender the letter of credit constituting a portion of the Deposit to the Purchaser.

         SECTION 2.4      OTHER PAYMENTS.

         (a) CERTAIN PAYMENTS. The Bank shall hold in a separate account for the benefit of the Purchaser until the Closing Date, and deliver to the Purchaser at Closing, an amount equal to the sum (without duplication and without credit against the Purchase Price) of all payments received by the Bank on the Loans (including, for this purpose, prepayments, scheduled principal payments, Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds and interest payments) or in respect of the Real Estate (including rent, Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds) on or after the Credit Date and prior to the Closing Date. All payments of interest due and payable prior to the Credit Date on Loans identified on the Asset Schedule as "Performing Loans" and received by the Bank or the Purchaser prior to April 23, 1995 shall be for the account of the Bank. The collections received by the Bank pursuant to this subsection (a) shall be reduced by payments made or accrued during said period by the Bank or any PIPCO, as the case may be, to third parties in respect of the Loans or Real Estate and approved by the Purchaser in its reasonable discretion, but expressly excluding expenses relating to the violations and repairs set forth on SCHEDULE 11; provided, however, the Bank and the PIPCOs may make expenditures (i) to address emergency matters or (ii) for management fees pursuant to a current management arrangement or in the ordinary course of business that do not exceed $5,000 without the prior approval of the Purchaser. Expenditures made by the Bank or the applicable PIPCOs during the period from the Credit Date through the date hereof in the ordinary course of business shall also be deductible from the sums deliverable to the Purchaser hereunder. The term "emergency matters" shall mean expenses arising out of a fire or other casualty or other unforeseen event affecting an Asset or otherwise necessary to be incurred immediately in the reasonable opinion of the Bank or the applicable PIPCO for the preservation or safety of an Asset or the health or safety of persons therein or thereabout or to avoid criminal liability or civil penalty. Any sums collected by the Bank or the applicable PIPCO relevant to SECTION 2.7 (a) or (b) on or before the Closing Date, shall also be deposited into the account maintained under this SECTION 2.4 (a) and delivered to Purchaser together with the balance thereof.

         (b) POST-CLOSING PAYMENTS RECEIVED BY THE BANK. All payments received by the Bank after the Closing Date in respect of the Loans (other than payment of interest due and payable prior to the Credit Date as and to the extent provided in the second sentence of Section 2.4(a)) or the Real Estate shall be for the account of the Purchaser and shall be paid to the Purchaser within 10 Business Days of receipt.

         (c) SUSPENSION ACCOUNTS, ETC. The Bank's interest in amounts held in connection with a Loan or a related Mortgaged Property or any OREO Parcel, by a bankruptcy court, bankruptcy trustee, bankruptcy debtor-in-possession, receiver in foreclosure or similar party or escrow agent shall be assigned to the Purchaser at Closing and if any portion thereof is received by the Bank after the Closing Date, the Bank shall within 5 Business Days of its receipt pay such portion to the Purchaser.

         SECTION 2.5      PRORATIONS ON THE OREO; TRANSFER OF UTILITY SERVICES.

         (a) ITEMS TO BE PRORATED. On the Closing Date, the Purchase Price shall be subject to adjustment for the following items of income and expense with respect to each OREO Parcel, which income and expenses (whether identified before or after the Closing Date) shall be prorated as between the applicable PIPCOs and the Purchaser in accordance with local custom as of midnight of the day immediately preceding the Credit Date:

                 (i) real estate taxes and assessments and interest and penalties thereon (special and general other than roll-back taxes), if the rate or amount of such taxes shall not be fixed prior to the Closing Date, the adjustment thereof at the Closing Date shall be on the basis of the rate for the preceding fiscal year applied to the latest assessed valuation (or other applicable basis of valuation), and the same shall be subject to further adjustment when the rate and valuation for the current fiscal year are fixed; provided, however, that real estate taxes on 25 Broad Street in an amount not to exceed $95,000.00 and attributable to the period prior to the confirmation of the plan of reorganization in the bankruptcy of the prior owner of the property shall be the responsibility of the Purchaser; and

                (ii) all water and sewer service charges and charges for other public utilities, if any, except those required to be paid directly by tenants; and

               (iii)      condominium association assessments; and

                (iv) any rents paid to the applicable PIPCO prior to the Credit Date which are applicable to the periods subsequent to the Credit Date shall be credited to Purchaser; and

                 (v) all other items customarily apportioned in connection with the sale of similar properties similarly located, subject, however, to the other express proration provisions set forth herein.

         (b) TRANSFER OF UTILITY SERVICES. The Purchaser shall cause the transfer of all utility services for each OREO Parcel as of the Closing Date and the applicable PIPCO shall cooperate with the Purchaser in connection therewith.

         (c) CERTAIN EXPENSES NOT TO BE PRORATED. The applicable PIPCO and the Purchaser agree that none of the insurance policies relating to the Real Estate will be assigned to the Purchaser (and the applicable PIPCO shall pay any cancellation fees resulting from the termination of such policies). Accordingly, there will be no prorations for insurance premiums. Notwithstanding Subsection (a)(i) above, the Purchaser agrees that all rollback taxes assessed against the OREO shall be the obligation of the Purchaser and the PIPCOs shall have no obligation in connection with such rollback taxes regardless of when they are assessed.

         (d) DEPOSITS. The Purchaser recognizes that the PIPCOs, in most instances, acquired each OREO Parcel through foreclosure or deed in lieu thereof and, as a result, generally did not receive the security deposits of tenants in occupancy as of such acquisition. Accordingly, only those security deposits under leases in effect prior to such foreclosure or other transfer and listed on SCHEDULE 2 and those security deposits required under leases entered into after such transfer, together with interest thereon, shall be paid over to the Purchaser; provided, however, all security deposits required under the residential leases shall be paid over, in full, to the Purchaser. All prepaid rentals and prepaid payments, if any, attributable to a period of time from and after the Credit Date shall be paid over to the Purchaser.

         SECTION 2.6 FORECLOSURE PRIOR TO CLOSING DATE. If prior to the Closing Date, the Bank forecloses upon a Mortgage or otherwise acquires title to a related Mortgaged Property in each instance with Purchaser's approval, then, the Asset Schedule shall be amended and such Mortgaged Property, the Collateral Documents related thereto and all other rights of the Bank arising out of or in connection with the related Mortgage Loan, shall be treated as an OREO Parcel for all purposes hereof and the Purchaser shall be obligated to acquire such OREO Parcel under and consistent with the terms hereof.

         SECTION 2.7      RISK OF LOSS.

         (a) CASUALTY. In the event of damage to any Mortgaged Property or OREO Parcel by fire or other casualty, act of God or any other event occurring prior to the Closing, the Bank or the applicable PIPCO, as the case may be, shall assign to the Purchaser all insurance proceeds paid or payable to the applicable PIPCO in connection therewith; provided, however, that in the event of an uninsured loss or a loss, whether or not covered by insurance, which is valued at more than an amount equal to the greater of (i) $50,000 or (ii) 10% of the Schedule Price of the related Loan or OREO Parcel, the Purchaser may elect to delete such Loan or OREO Parcel from the Asset Schedule, in which event the Purchase Price shall be reduced by the Schedule Price attributed to such Loan or OREO Parcel.

         (b) CONDEMNATION. The Bank or the applicable Pipco shall give the Purchaser written notice of any action or proceeding, instituted or threatened, in eminent domain or for condemnation affecting any material part of any Mortgaged Property or OREO Parcel, promptly after the receipt of notice or knowledge thereof. If prior to the Closing Date all or a substantial part of any such Mortgaged Property or OREO Parcel is taken by condemnation or eminent domain or by a transfer of the parcel in lieu thereof, the Bank shall, by the earlier to occur of the date which is five Business Days after receipt of notice or the Closing Date, deliver to the Purchaser notice of the same and thereupon the Bank's obligation to sell the related Loan or the OREO Parcel shall terminate and the Purchase Price shall be reduced by the Schedule Price attributed to such Loan or OREO Parcel; provided however, the Purchaser may elect to purchase such Asset for the Schedule Price less any Condemnation Proceeds received or payable. In the event of a partial taking of less than a substantial portion of any Mortgaged Property or OREO Parcel, the Bank's obligation to sell, and the Purchaser's obligation to purchase, the applicable Asset shall continue, and in such event (i) any condemnation proceeds received by the applicable PIPCO in connection with such related Loan or the OREO Parcel on or before the Closing Date shall be credited against the Purchase Price, or
(ii) if by the Closing Date the applicable PIPCO has not received the related condemnation award, the applicable PIPCO on the Closing Date shall assign to the Purchaser all rights of its Condemnation Proceeds and all other rights, if any, arising out of or in connection with any such eminent domain or condemnation action or proceeding. No proceeding in connection with any Condemnation Proceeds may be settled without the Purchaser's approval.

         (c) WITHDRAWAL OF AN ASSET. If the Bank or any PIPCO reasonably believes that the sale of an Asset pursuant hereto would violate any law, rule or regulation applicable to the Bank or such PIPCO, the applicable owner thereof may, at its option, provide the Purchaser with notice of same and that such Asset shall be withdrawn, in which event the Purchase Price shall be reduced by the Schedule Price attributed to the withdrawn Asset.

         SECTION 2.8 POST CLOSING ADJUSTMENTS. If the amounts required to be paid or credited pursuant to this Article cannot be precisely determined by the Closing Date, or were determined erroneously on or before the Closing Date, the Bank or the applicable PIPCO, as the case may be, and the Purchaser shall make the necessary determination or redetermination promptly following the Closing and the Bank and the Purchaser shall make the necessary adjustments through remittances between themselves not later than the 30 days after the Closing Date. Without limitation of the foregoing, within 45 days after the Closing Date each party that receives a payment which is due to the other party under Section 2.4(a), (b) or (c) shall prepare an accounting of the amounts so received for the benefit of the party entitled to the same. The parties agree to work in good faith to effectuate this clause consistent with the intention and provisions of this Agreement. This provision shall survive the Closing.


                                  ARTICLE III
                                    CLOSING

         SECTION 3.1 CLOSING. (a) The Closing of the purchase and sale of the Assets shall be held on the Closing Date, at 10:00 a.m., Eastern Time, at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., One Riverfront Plaza, Newark, New Jersey 07102. The date and time of the Closing may be changed as the parties may mutually agree upon on or before the Closing Date.

         (b) PRE-CLOSING. On a day which is three (3) business days prior to the Closing Date, the parties shall meet at the aforesaid location at 10:00 a.m. for pre-Closing (the "Pre-Closing") to (i) examine and, to the extent practicable, execute all of the closing documents, and (ii) settle such other matters as are customarily determined in advance of Closing.

         SECTION 3.2 THE SELLERS' CLOSING ITEMS. At the Closing the Bank or the applicable PIPCO shall execute and deliver, cause to be executed and delivered or provide to the Purchaser the following:

         (a)     For each Loan or Related Mortgage Interest:

                 (i) the original Note, duly endorsed without recourse or representation or warranty of any nature (except as specifically set forth in this Agreement), or with respect to the Loans listed on
         SCHEDULE 1 with reference to this Section, a lost note affidavit in substantially the form of EXHIBIT A;

                (ii) the original recorded Mortgage, with evidence of recording information thereon or a certified copy thereof; if the Mortgage was executed pursuant to a power of attorney, the Bank shall further deliver a certified true copy of the power of attorney, certified by the recorder's office, with evidence of recording thereon;

               (iii) the original or a certified copy of all instruments that modify the terms and conditions of a Mortgage Note, including but not limited to any modification, consolidation, extension and assumption;

                (iv) all original recorded intervening assignments (or certified copies thereof) of the Mortgage, which assignments shall, together with the original Mortgage, show an unbroken chain of title from the originator of the Loan to the Bank;

                 (v) all original security agreements, chattel mortgages or equivalent in connection with the Mortgage, with evidence of recording information thereon or a certified copy thereof;

                (vi) the original or a certified copy of any guarantee executed in connection with the Loan;

               (vii) to the extent possessed or controlled by the Bank, the original Collateral Documents, or if not so possessed or controlled, copies thereof but only if the Bank has such copies;

              (viii) an original Mortgage Assignment in substantially the same form as EXHIBIT B, executed by the Bank and in recordable form;

                (ix) an original assignment of any collateral or direct assignments of leases, rentals and profits and in recordable form in substantially the same form as EXHIBIT M;

                 (x)      the Asset Files;

                (xi) a UCC-3 form, or its equivalent assigning to the Purchaser, the Bank's rights as secured party under any financing statements related to such Loan;

               (xii) an original omnibus assignment in substantially the form of EXHIBIT H;

              (xiii) notices substantially in the form of EXHIBIT F to be sent by the Purchaser at the Purchaser's sole expense to each Mortgagor, obligor or guarantor;

               (xiv) such affidavits and similar documents as may be reasonably requested by the Purchaser or customarily delivered by assignors of mortgages in the locality in which the Mortgaged Property is situated;

                (xv) a notice to each escrow agent and receiver notifying him of the sale of the applicable Loan;

               (xvi) assignment of foreclosure bids in the form of EXHIBIT K;

              (xvii)      assignment of rights in litigation in the form of
         EXHIBIT I;

             (xviii)      assignment of rights in bankruptcies in the form of
         EXHIBIT I; and

               (xix)      assignment of final judgment in the form of Exhibit K.

         (b) For each OREO Parcel:

                 (i) a Deed for each OREO Parcel located in the State of New Jersey and a Bargain and Sale Deed With Covenants Against Grantor's Acts for each OREO Parcel located in the State of New York, which Deed in any case shall convey good and marketable title to the OREO Parcel in fee simple, subject to (A) liens for real property taxes and assessments not due and payable on the day immediately preceding the Credit Date, (B) rights of tenants, as tenants only, under leases and (C) such matters as are disclosed on SCHEDULE 4 attached hereto;

                (ii) an assignment in substantially the form of EXHIBIT M of all tenant leases and related agreements for space in or at any portion of the OREO Parcel, including all security deposits and prepaid rents and other sums held by the Bank or the applicable PIPCO, together with originals of each such executed lease to the extent in the applicable PIPCO's possession or control;

               (iii) delivery of the deposits held under the contracts listed on SCHEDULE 5;

                (iv) a bill of sale and general assignment in substantially the form of EXHIBIT E, duly executed without recourse or representation or warranty of any nature (except as specified herein), covering, among other items, all personal property owned by the PIPCOs and located at or used in connection with the operation of any improvement at the OREO Parcel;

                 (v) notices substantially in the form of EXHIBIT I attached hereto, to each tenant leasing space in any OREO Parcel or any receiver or manager appointed in respect of such property of the sale of such OREO Parcel to the Purchaser;

                (vi) such affidavits, transfer tax returns and similar documents as may be reasonably requested by the Purchaser's title insurer or customarily delivered by institutional sellers of real estate in the locality in which the OREO Parcel is situated;

               (vii) to the extent possessed or controlled by the applicable PIPCO, the original Collateral Documents or if not so possessed or controlled, copies thereof but only if the Bank possesses such copies;

              (viii)      the Asset Files;

                (ix) as to ConBro, a discharge of that certain mortgage dated August 21, 1986, recorded in the County of Bergen, Mortgage Book 7080 at page 97 et seq.; and

                 (x) a notice to each escrow agent notifying it of the sale of the applicable OREO Parcel.

         (c) For the Distribution Rights an assignment in the form annexed hereto as EXHIBIT K, of Pipco Windsong, Inc.'s Distribution Rights under the Partnership Agreement (as hereinafter defined).

         (d)  The funds held in the suspension account pursuant to Section
2.4(a);

         (e) A certificate of the Bank and each of the PIPCOs reaffirming as of the Closing Date the representations and warranties made in Section 5.1;

         (f) Evidence reasonably required by the Purchaser and in form reasonably satisfactory to the Purchaser demonstrating that (i) the Bank and each of the PIPCOs is an entity in good standing under the laws of the State of New Jersey, and (ii) the execution and delivery of this Agreement and the other documents delivered pursuant hereto and the consummation of the transactions contemplated hereby have been duly authorized on behalf of the Bank and each of the PIPCOs, which evidence shall include (w) certified copies of resolutions duly adopted by the members of the Board of Directors of the Bank and each PIPCO, (x) consents of the shareholder of each PIPCO, (y) certificates of incumbency and (z) certificates of good standing.

         SECTION 3.3 THE PURCHASER'S CLOSING ITEMS. At the Closing, the Purchaser shall execute and deliver or provide to the Bank and the PIPCOs the following:

         (a) evidence reasonably required by the Bank and the PIPCOs demonstrating that (i) the Purchaser is an entity in good standing under the laws of the jurisdiction in which it is formed, and (ii) Purchaser's execution and delivery of this Agreement and the other documents delivered pursuant hereto and the consummation of the transactions contemplated hereby have been duly authorized, which evidence shall mean (x) certified copies of resolutions duly adopted by the members of the Purchaser approving the Purchaser's execution and delivery of this Agreement and the other documents delivered pursuant hereto and the consummation of the transactions contemplated hereby, and (y) certificates of incumbency and (z) certificates of good standing;

         (b) payment of the amounts due under Section 2.3(d) which payment must be (i) made by a wire transfer of immediately available federal funds to the account designated by the Bank and (ii) received by the Bank by no later than 1:00 p.m. (Eastern Time) on the Closing Date; and

         (c) a certificate of the Purchaser reaffirming as of the Closing Date its representations and warranties made in Article IV (or specifying in reasonable detail the exceptions, if any, which then exist, which specification shall constitute a failure of this condition unless waived by the Bank).

         SECTION 3.4 CONDITIONS TO THE PURCHASER'S OBLIGATIONS. The obligation of the Purchaser to purchase the Assets pursuant to this Agreement is subject to the fulfillment by the Bank and the PIPCOs on or prior to the Closing Date of each of the following additional conditions, except to the extent waived in writing by the Purchaser:

         (a) The Bank shall have provided to the Purchaser the Purchase Money Loan;

         (b) The Bank shall have delivered or caused to be delivered all the items specified in Section 3.2;

         (c) all representations and warranties of the Bank and the PIPCOs set forth herein shall be true in all material respects at and as if made on the Closing Date;

         (d) all requisite federal, state and local governmental and regulatory approvals relating to the sale of the Assets, if any, required to be obtained by the Bank and the PIPCOs shall have been obtained;

         (e) The Bank shall have provided to the Purchaser the following additional documents each in form and substance reasonably satisfactory to the
Purchaser:

                 (1) letters of resignation and all other documentation required to facilitate the removal and resignation of officers of the Bank or the applicable PIPCO or any management agents of the Bank or the PIPCOs from the condominium associations described on SCHEDULE 6 attached hereto;

                 (2) current Certificates of Occupancy for the OREO Parcels detailed on SCHEDULE 7 attached hereto and reflecting the transfers herein contemplated;

                 (3) in respect of the OREO Parcel known as Willow Land an assignment, in form and substance reasonably satisfactory to the Purchaser, of the pledge of stock by Beverage Barn, Inc.

                 (4)      a discharge of the Crestmont Mortgage.

         SECTION 3.5 CONDITIONS TO THE BANK'S OBLIGATIONS. The obligation of the Bank and the PIPCOs to sell the Assets pursuant to this Agreement is subject to the fulfillment by the Purchaser on or prior to the Closing Date of each of the following additional conditions, except to the extent waived in writing by the Bank or the applicable PIPCO:

         (a) the Purchaser shall have delivered or caused to be delivered all the items specified in Section 3.3;

         (b) all representations and warranties of the Purchaser set forth in Article V shall be true in all material respects at and as if made on the Closing Date; and

         (c) all requisite federal, state and local governmental and regulatory approvals relating to the purchase of the Assets if any, required to be obtained by the Purchaser shall have been obtained.

         (d) the Bank and MUT, L.L.C. shall have entered into a carried interest agreement, in form and substance satisfactory to the parties, pursuant to which MUT, L.L.C. shall have agreed to pay to the Bank, from time to time, in accordance therewith, as a fee provided to MUT, L.L.C., an amount representing (x) forty percent (40%), of the amount otherwise payable to MUT, L.L.C., individually, pursuant to Section 4.01(a)(vii) of the Operating Agreement of Purchaser of even date herewith (or the comparable provisions of the Limited Partnership Agreement of the assignee of Purchaser contemplated by
Section 3.5(f)) and (y) twenty percent (20%), of the amount otherwise payable to MUT, L.L.C., individually, pursuant to Section 4.01(a)(viii) of said Operating Agreement (or said comparable provision). The Bank acknowledges that such payments will be treated as an ordinary deductible expense of MUT, L.L.C. MUT, L.L.C. shall deliver a federal form 1099 to the Bank for such amounts.

         (e) the Bank, MUT, L.L.C. and the Purchaser shall have entered into an agreement, in form and substance satisfactory to the parties, whereby the Bank and MUT, L.L.C. shall have directed the Purchaser, and the Purchaser shall have agreed, to pay the amounts payable to the Bank pursuant to the carried interest agreement referred to in Section 3.5(d) directly to the Bank.

         (f) the Purchaser shall have caused this Agreement to be assigned to, and the obligations hereunder assumed by, a limited partnership entity having the same beneficial ownership as the Purchaser.

         SECTION 3.6 TRANSFER AND RECORDATION TAXES; OTHER COSTS. At Closing, the Bank shall pay all transfer, filing and recording taxes and any state, county or city documentary taxes, if any, relating to the filing or recording of any document or instrument contemplated hereby or the assignment of any Collateral Documents. The Purchaser shall pay, when due and payable, all filing and recording fees, if any, with respect to the filing or recording of any such documents. The Purchaser shall be solely responsible for the payment of any and all costs of title insurance premiums, survey costs, and other expenses of title examination procured by it; provided, however, as to the Loans, the Bank shall pay the cost of mortgagee title insurance in the amount of the current outstanding balance of each Note for any Loan for which no effective mortgagee title policy exists. The Bank or the applicable PIPCO and the Purchaser shall sign and deliver on the Closing Date all transfer tax and related forms reasonably required by the other party or required by applicable law.

         SECTION 3.7 LIMITATIONS ON LIABILITY. The Purchaser shall have no Claim and the Bank and the PIPCOs shall have no liability whatever as a result of or otherwise in connection with any notice of default not being given or being given between the date hereof and the Closing or any action or failure to act between the date hereof and the Closing in connection with any default, bankruptcy, foreclosure or litigation of any kind, request for modification or otherwise under or related to any Asset.

         SECTION 3.8      ADDITIONAL ASSETS; SCHEDULE 9 ASSETS.

         (a) The parties acknowledge and agree that the Purchaser's due diligence with respect to the Additional Assets is not yet complete for the Purchaser to be able to make an educated investment decision with respect to the purchase of such Assets. Accordingly, the parties agree that the Purchaser shall not be required to purchase the Additional Assets unless the Purchaser is satisfied as of three (3) days prior to the Closing Date, in the exercise of its reasonable discretion, with respect to the results of its due diligence on the Additional Assets. In any event, the Purchaser shall advise the Bank of its decision no later than three (3) days prior to the Closing Date. In the event that the Purchaser elects to purchase any one or more of the aforementioned Additional Assets, such assets shall be considered as constituting part of the "Assets" for the purposes of this Agreement. In the event that any such due diligence cannot be completed prior to the Closing, the parties shall enter into an option agreement with respect to the Tinton Falls and West Front Street properties extending the time period during which the Purchaser may elect to acquire said Additional Assets on the terms hereof for a period not to extend beyond July 31, 1995 with respect to Tinton Falls and for 60 days beyond the Closing Date for West Front Street.

         (b) The parties further agree that the status of certain conditions with respect to the Assets listed on SCHEDULE 9, or the agreements relating to the same, is also not yet sufficiently complete or certain for the Purchaser to be able to make an educated investment decision with respect to the purchase of such Assets. Accordingly, the parties agree that, subject to subsection (c) below, Purchaser shall not be required to purchase any Asset so identified on
SCHEDULE 9 with respect to which it is not satisfied, as of three (3) days prior to Closing, in the exercise of its reasonable discretion, with respect to the status of the conditions so identified on SCHEDULE 9.

         (c) The parties further acknowledge and agree that, except as set forth in the proviso immediately following, the Purchaser shall be entitled to review the conditions set forth in Sections 3.4 and 3.8(b) on an Asset by Asset basis and may elect, in the event that any condition therein contained has not been fulfilled with respect to a particular Asset, to delete such Asset from the transaction herein contemplated or waive such condition; provided, however, that Seller shall not be required to close the transactions herein contemplated if any of the following Assets are not being conveyed by the Bank or the applicable PIPCO hereunder because of any such election made by the Purchaser to delete any such Asset: Wyndham; Bishop's Gate; Panther Valley; and Heathcote. In the event that any Asset is so deleted from the transaction, the Purchase Price shall be adjusted by reducing the Purchase Price by the Schedule Price relating to such Asset so deleted.


                                   ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         SECTION 4.1 THE PURCHASER'S REPRESENTATIONS. The Purchaser represents and warrants to the Bank as of the date of delivery of this Agreement and on the Closing Date as follows:

         (a) AUTHORITY; ENFORCEABILITY. The Purchaser is a limited liability company and is duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser has taken all necessary action to authorize its execution, delivery and performance of, and has the power and authority to execute, deliver and perform its obligations under, this Agreement and all related documents and all the transactions contemplated hereby and thereby. Assuming due authorization, execution and delivery hereof by the Bank and the PIPCOs, this Agreement and all the obligations of the Purchaser hereunder are legal, valid and binding obligations of the Purchaser, enforceable against it in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (b) CONFLICT WITH EXISTING LAWS OR CONTRACTS. The execution and delivery of this Agreement does not, and the performance by the Purchaser of its obligations hereunder will not, conflict with any provision of any law or regulation to which the Purchaser is subject or conflict with or result in a breach of or constitute a default under any of the terms, conditions or provisions of any agreement or instrument to which the Purchaser is a party or by which it is bound, or any order or decree applicable to the Purchaser, or result in the creation or imposition of any lien on any of its assets or property which could materially and adversely affect the ability of the Purchaser to discharge its obligations under and complete the transactions contemplated by this Agreement; and the Purchaser has obtained all consents, approvals, authorizations and orders of any courts or governmental agencies or bodies required for the due execution, delivery and performance by the Purchaser of this Agreement.

         (c) LEGAL ACTION AGAINST THE PURCHASER. There are no judgments, orders or decrees of any kind against the Purchaser that are unpaid or unsatisfied of record, nor is there any legal action, suit or other legal or administrative proceeding pending, threatened or reasonably anticipated that could be filed against the Purchaser that, if concluded adversely to the Purchaser, could materially adversely affect the ability of the Purchaser to carry out the transactions contemplated by this Agreement.

         (d) BANKRUPTCY OR DEBT OF THE PURCHASER; FINANCIAL CONDITION. The Purchaser is not in the hands of a receiver, has not made any assignment for the benefit of creditors and is not insolvent; nor is it the subject of any bankruptcy proceeding. The Purchaser shall have as of the Closing Date sufficient capital to meet its present and continuing obligations under this Agreement.

         (e) DECISION TO PURCHASE. The Purchaser is a sophisticated investor and the Purchaser's offer and decision to purchase the Assets are based upon its own independent expert evaluations of (i) the materials deemed relevant by the Purchaser and its agents; and (ii) the Assets. The Purchaser has not relied in entering into this Agreement upon any oral or written information from the Bank or any of the PIPCOs, or any of its employees, affiliates, agents, legal counsel or other representatives, other than the representations and warranties set forth in this Agreement (subject, however, to the limitations set forth herein). The Purchaser further acknowledges that no employee, agent, legal counsel or other representative of the Bank or any of the PIPCOs has made or has been authorized to make, and that the Purchaser has not relied upon, any statements or representations other than as contained in the Asset Files or those specifically contained in this Agreement. In no event shall a breach of a representation or warranty in this Agreement be deemed in and of itself to constitute bad faith, misconduct or fraud for the purpose of alleging or proving punitive damages.


                                   ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

         SECTION 5.1      REPRESENTATIONS AND WARRANTIES OF THE BANK AND
PIPCOs Except (A) as specified on SCHEDULE 2; (B) as clearly identified in the Asset Files; (C) that no representations or warranties are made with respect to the Related Mortgage Interests; and (D) that the representations and warranties are made without any investigation, (other than the review of these representations and warranties by such officers of the Bank and the PIPCOs deemed appropriate by the Bank or the PIPCO in order to satisfy the requirements hereof), the Bank and the PIPCOs hereby represent and warrant to the Purchaser as of the date of delivery of this Agreement and on the Closing Date as follows; the term "clearly identified" meaning, with respect to any fact or circumstance, that such fact or circumstance was disclosed with clarity sufficient to have given a reasonably prudent purchaser, based upon customarily diligent inquiry and due diligence, notice or a basis for further inquiry and a reasonable basis for realizing or inquiring further into the significance of such fact or circumstance, provided, however, the absence of any written disclosure as to any fact or circumstance shall not be construed as having "clearly identified" such fact or circumstance:

         (a) AUTHORITY; BINDING ON THE BANK AND THE PIPCOS; ENFORCEABILITY OF AGREEMENT. The Bank and each PIPCO has taken all necessary action to authorize its execution, delivery and performance of, and the Closing Date will have the power and authority to execute, deliver and perform its obligations under, this Agreement and all related documents executed by the Bank or such PIPCO in connection herewith and to consummate all the transactions contemplated hereby and thereby, including the power and authority to sell, assign and transfer the Assets in accordance with this Agreement. Assuming due authorization, execution and delivery hereof by the Purchaser, this Agreement and all related documents and all the obligations of the Bank and each PIPCO, respectively, hereunder or thereunder are legal, valid and binding obligations of the Bank and each PIPCO, respectively, enforceable against the Bank and such PIPCO, respectively, in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (b) CONFLICT WITH EXISTING LAWS OR CONTRACTS. The execution and delivery of this Agreement does not, and the performance by the Bank and each PIPCO of its obligations hereunder will not, conflict with any provision of any law or regulation to which the Bank or any PIPCO is subject or conflict with or result in a breach of or constitute a default under any of the terms, conditions or provisions of any agreement or instrument to which the Bank or any PIPCO is a party or by which it is bound or any order or decree applicable to the Bank or such PIPCO, nor will such execution, delivery and performance result in the creation or imposition of any lien on any of the Bank's or such PIPCO's assets or properties that could materially and adversely affect the ability of the Bank or such PIPCO to discharge its obligations under and complete the transactions contemplated by this Agreement; and the Bank and each PIPCO, respectively, has obtained all consents, approvals, authorizations and orders of any courts or governmental agencies or bodies required for the due execution, delivery and performance by the Bank and each PIPCO of this Agreement.

         (c) LEGAL ACTION AGAINST THE BANK AND THE PIPCOS. There are no judgments or orders of any kind against the Bank or any PIPCO that are unpaid or unsatisfied of record, nor is there any legal action, suit or other legal or administrative proceeding pending, threatened or reasonably anticipated that could be filed against the Bank or any PIPCO, that if concluded adversely to the Bank or such PIPCO, could materially adversely affect the ability of the Bank or such PIPCO to carry out the transactions contemplated by this Agreement.

         (d) CONDEMNATION. There is no pending or, to the Bank's and PIPCOs' knowledge, threatened total or partial condemnation or similar proceeding affecting any Mortgaged Property or OREO Parcel.

         (e) LITIGATION. There is no litigation or governmental investigation pending or to the Bank's and the PIPCOs' knowledge, threatened, nor any order, injunction or decree relating to any Asset, that could have a material adverse effect upon such Asset or title thereto.

         (f)     ENVIRONMENTAL MATTERS.   Other than what is in the
Environmental Assessment Reports, neither the Bank nor any of the PIPCOs has knowledge of any other material conditions or circumstances related to the Assets or any Mortgaged Property which pose a material risk to the environment or has received written notice of any violation of any applicable federal or state environmental law.

         (g) CAMBRIDGE SQUARE (MARLBORO LOAN). With respect to the Cambridge Square (Marlboro) Loan, which is secured in part upon a leasehold estate under a ground lease of the related Mortgaged Property, but not by the related fee interest therein:

                 (i) Such ground lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage;

                (ii) The Bank has received no notice of default and has no knowledge of the occurrence of any default under such ground lease or any event which, with the giving of notice or the passage of time, or both, would constitute a default under such ground lease.

         (h) GROUND LEASES. There are no ground leases except as set forth on the Asset Schedule.

         (i) SOLE OWNERSHIP AND RIGHT TO SELL. The Bank is the sole beneficial owner and record holder of each Loan, free of any participation interest, has full right to sell and assign such Loan free and clear of any ownership claims or security interests and without the consent of any third party. The applicable PIPCO is the sole owner and holder of the OREO Parcel and has good and marketable title to and the full right to sell the respective OREO Parcel without the consent of any third party.

         (j) ENFORCEABILITY. Each Note and Mortgage and any related guaranty is a legal, valid and binding obligation of the Mortgagor thereon, enforceable against such Mortgagor in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The unenforceability of any particular provision or provisions of any Mortgage or Note does not affect the ability of the holder thereof to enforce, and to realize the practical benefits of the security intended to be provided by, such Note and Mortgage. There is no valid offset, defense or counterclaim to any Note or Mortgage.

         (k)     NO MODIFICATION.  The Bank has not modified any Mortgage or
Note in any material respect, nor satisfied, cancelled or subordinated such Mortgage or Note in whole or in part nor released all or any material portion of the Mortgaged Property from the lien of the Mortgage, nor executed any instrument of release, cancellation or satisfaction with respect to such Note or Mortgage.

         (l) NO RIGHT TO FUTURE ADVANCES. The Mortgagor has no right to disbursement of additional loan proceeds or future advances with respect to a related Loan. SCHEDULE 1 accurately reflects the outstanding principal balance of each Loan as of the Credit Date.

         (m) CROSS COLLATERALIZATION. Except for the Loans in a Loan Group, none of the Loans is cross collateralized with any other loan made by the Bank.

         (n) ASSET FILES. To the knowledge of the Bank and the PIPCOs, as of the date of this Agreement the Asset Files contained and as of the Closing Date the Asset Files will contain all material documents, which are listed on
Schedule 13, or copies thereof, relating to each Asset that are in the possession or control of the Bank and PIPCOs. Except as otherwise provided in this Article, the Bank and the PIPCOs make no representation or warranty as to the accuracy of facts or opinions recited in the documents and papers which are included in the Asset Files, or otherwise provided to the Purchaser.

         (o) COMPLIANCE WITH LAWS. As of the date of this Agreement and the Closing Date, neither the Bank nor the applicable PIPCO has received any notice by any governmental authority or any Person entitled to enforce a restrictive covenant affecting any Mortgaged Property or OREO Parcel that any zoning, building, or other federal, state or municipal law, ordinance or regulation or any restrictive covenant is currently violated by the maintenance, operation, occupancy or use of the Mortgaged Property or OREO Parcel in its present manner, which violation could materially and adversely affect the value, operation, occupancy or use of such Mortgaged Property or OREO Parcel. Each Loan is in compliance in all material respects with applicable state and Federal usury and equal credit opportunity laws.

         (p) LEASES. To the knowledge of the Bank and the applicable PIPCO, each of the leases affecting the Real Estate is in full force and effect and has not been modified and the applicable PIPCO is not in material default under any such lease.

         (q) COLLATERAL DOCUMENTS. The Bank has furnished to the Purchaser all material documents evidencing the relationship among the Bank, the Mortgagors and any guarantors.

         (r) LIABILITY. To the knowledge of the Bank, there is no basis upon which any Mortgagor could initiate any valid claim for damages or other relief arising out of the acts or omissions of the Bank in connection with the underwriting, approval, disbursement, administration or restructuring of any of the Loans. To the knowledge of the Bank and each applicable PIPCO, there is no basis upon which any vendor, supplier, property manager, broker, contractor, subcontractor or contract vendee could initiate any valid suit against the applicable PIPCO for non-payment, damages or other relief in connection with any outstanding agreement affecting any OREO Parcel.

         (s) RENT ROLLS. The rent rolls attached hereto as EXHIBIT J relating to the Real Estate, are, as of the date on each such rent roll, true and correct in all material respects.

         (t) RIGHTS OF FIRST REFUSAL, OPTIONS. There are no rights of first refusal, rights of first offer or options to purchase in respect of any of the Assets.

         (u) ESCROW ACCOUNTS. There are no suspense accounts or escrow accounts held by the Bank, any affiliate thereof or any applicable PIPCO with respect to any Asset except security deposits held pursuant to leases of the OREO Parcels.

         (v) CONDOMINIUM ASSOCIATIONS. As of the Closing Date, no director, employee or agent of the Bank, any affiliate thereof or any applicable PIPCO will be on any board of a condominium association, which governs any OREO Parcel. Neither the Bank nor any PIPCO subsidizes the costs of any condominium association, which governs any OREO Parcel.

         (w) OUTSTANDING CONTRACTS. There are no outstanding contracts to sell OREO Parcels or any interest therein. The applicable PIPCOs are not in material default of their respective obligations under the contracts listed on
SCHEDULE 2.

         (x) FARMLAND ASSESSMENT APPLICATIONS/PENDING TAX APPEAL/TENANT REBATE ACT. There are no pending tax appeals affecting any OREO Parcel. To the knowledge of the Bank and the applicable PIPCO, none of them has received notice of violation of the applicable rent control laws and tenant rebate acts, if applicable, in force in the jurisdictions in which the OREO Parcels are situated. All farmland assessment applications pertaining to the Real Estate have been delivered to the Purchaser.

         (y) HAZARD INSURANCE. Each Mortgaged Property and OREO Parcel is insured against loss by fire and hazards of extended coverage. The Bank or the applicable PIPCOs currently maintains the following casualty and liability insurance (i) casualty insurance in an amount not less than the full replacement cost of the Real Estate, with a deductible of not greater than $10,000 and (ii) liability insurance of not less than $60 million, with no deductible.

         (z) MECHANIC'S LIENS. To the knowledge of the Bank and each applicable PIPCO, except as shown on the title reports annexed as SCHEDULE 4, there are no mechanic's or similar liens or claims affecting the OREO Parcels which have been filed for work performed or materials ordered by or on behalf of the Bank or a PIPCO. The Bank and each applicable PIPCO has paid all of the outstanding invoices for work performed at, and materials ordered for, each of the OREO Parcels.

         (aa) BROKERAGE COMMISSIONS. All brokerage commissions, which are payable in connection with existing leases affecting any OREO Parcel have been paid in full. There are no sales or brokerage commissions payable in connection with the sale of any OREO Parcel.

         (ab)    ASSETS AS DESCRIBED.  The information set forth in the Asset
Schedule is true and correct as of the date or dates respecting which such information is furnished.

         (ac) VALID LIEN. Each Mortgage is a valid and enforceable lien on the Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to each Mortgage and previously delivered to the Purchaser establishes in the Bank a valid and subsisting lien on the property described therein.

         (ad) TITLE INSURANCE. Each of the Loans is covered by a mortgagee title insurance policy or title binder insuring the Bank, its successors and assigns, as to the priority lien of the Mortgage in the original principal amount of each Loan (or any higher or lower amount resulting from a modification thereof). To the knowledge of the Bank, no claims have been made under such lender's title insurance policy or equivalent and the Bank has not done, by deed or omission, anything which would impair the coverage of such title insurance policy.

         (ae) BANKRUPTCY. No Mortgagor is a debtor in any state or Federal bankruptcy or insolvency proceeding.

         (af)    FORECLOSURE.  No foreclosure proceeding is pending on any Loan.

         (ag) PARTNERSHIP INTEREST OF PIPCO WINDSONG, INC. East Sunland L.P. is a duly formed limited partnership validly existing under the laws of the State of New Jersey; there have been no amendments to the Agreement of Limited Partnership of East Sunland L.P. (the "Partnership Agreement"), dated March 27, 1991, as amended on March 10, 1992, between East Sunland and PIPCO Windsong, Inc.; the partnership interest held by PIPCO Windsong, Inc.
in the partnership is not subject to any buy-back arrangement or other encumbrance; no events of default exist under the Partnership Agreement; Pipco Windsong's construction and funding obligations have been satisfied. The partnership owns twenty-five (25) lots located and situated in East Brunswick, New Jersey.

         (ah) BULK SALE. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Bank, and the applicable PIPCOs, and the transfer, assignment and conveyance of the Assets by the Bank or the applicable PIPCO is not subject to the bulk transfer or any similar statutory provisions in effect in the State of New Jersey.

         (ai) STRUCTURE AND MAINTENANCE. To the knowledge of the Bank and each applicable PIPCO, each OREO Parcel is substantially free from material structural and mechanical defects and there are no material leaks in any of the roofs or walls thereof.

         (aj) NO ENCROACHMENTS. To the knowledge of the Bank and applicable PIPCO, all improvements are within the boundary lines of the OREO Parcel and no improvements of the adjoining properties encroach upon the OREO Parcel except where (i) such encroachments would not render title unmarketable; (ii) such encroachments are insured against under the related title insurance policy; and
(iii) such encroachments would be reflected on a recent survey.

         (ak) MANAGEMENT AND BROKERAGE AGREEMENTS. There are no management, brokerage or service agreements in effect which relate to the Real Estate.

           SECTION 5.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. It is understood and agreed that the representations and warranties in this Agreement shall survive the sale of the Assets to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any instrument which provides that such instrument is without recourse or representations. Notwithstanding anything in this Agreement to the contrary, the following representations and warranties made by the Bank and the PIPCOs shall only survive for the period set forth below.

         (a) The representations and warranties made in Section 5.1, Subsections (d) [relating to condemnation], (g) [relating to the Cambridge Square (Marlboro Loan)], (h) [relating to ground lease], (p) [relating to leases], (u) [relating to escrow accounts], (v) [relating to condominium associations], (w) [relating to outstanding contracts], (x) [relating to farmland assessments/tenant rebates], (y) [relating to hazard insurance], (z) [relating to Mechanic's Liens], (ad) [relating to title insurance], (ae) [relating to bankruptcy], (af) [relating to foreclosure], and (ai) [relating to structure and maintenance] shall only survive for a period commencing on the date hereof and ending six
(6) months from the Closing Date.

         (b) The representations and warranties made in Section 5.1, Subsection (e) [relating to litigation], (o) [relating to compliance with laws], (s) [relating to rent rolls], (aa) [relating to brokerage agreements], and (ac) relating to valid lien] shall only survive for a period commencing on the date hereof and ending twelve (12) months from the Closing Date.

         (c) The representations and warranties made in Section 5.1, Subsection (aj) [relating to encroachments] shall survive for a period commencing on the date hereof and ending three (3) months from the Closing Date.

         (d) The representations and warranties contained in Section 5.1, Subsection (j) [relating to enforceability] shall survive for a period commencing on the date hereof and ending on the earlier of the following to occur: (i) one (1) year after the current maturity date of the respective Loan;
(ii) the date Purchaser takes title to the applicable Mortgaged Property and
(iii) the date the Purchaser receives an unqualified borrower estoppel certificate confirming the matters contained in Section 5.1(j) hereof.

         SECTION 5.3 ASSIGNABILITY OF REPRESENTATIONS AND WARRANTIES. Except as provided in the remainder of this Subsection, the representations and warranties of the Bank and PIPCOs contained in this Article V are not assignable to any assignee or transferee of the Purchaser. The following representations and warranties are assignable to only one transferee: Section 5.2, Subsection (j) [relating to enforceability], (k) [relating to modification], (l) [relating to future advances], (m) [relating to cross collateralization], (s) [relating to rent rolls], (t) [relating to right of first refusal], (w)[relating to outstanding contracts], (ac) [relating to valid lien], and (ag) [relating to partnership interest].

         SECTION 5.4 WYNDHAM AND PRINCETON GATEWAY. Except for the representations made in Section 5.1, Subsection (a) [relating to authority],
(b) [relating to conflict with laws]; (c) [relating to legal action]; (e) [relating to litigation]; (i) [relating to sole ownership); (j) [relating to enforceability]; and (o) [relating to compliance with laws], neither the Bank nor any of the PIPCOs makes any representation or warranty with respect to the Wyndham Loan or Princeton Gateway Loan.


                                   ARTICLE VI
               CERTAIN COVENANTS OF THE SELLER AND THE PURCHASER

         SECTION 6.1 THE SELLER'S COVENANTS. Each of the Bank and the PIPCOs covenants and agrees with the Purchaser as follows, it being understood and agreed that each of the following covenants and agreements shall survive the Closing:

         (a) LITIGATION. The Bank shall cooperate with the Purchaser, at the Purchaser's sole expense, in connection with any litigation involving any of the Loans or any OREO Parcel. However, neither the Bank nor the PIPCOs shall be required to institute any lawsuit or to expend any sums of money in connection with such cooperation unless the Purchaser first agrees to reimburse the Bank or the applicable PIPCO or indemnify the Bank or the applicable PIPCO in a manner reasonably satisfactory to the Bank with respect to any such expense.

         (b) FURTHER ASSURANCES. Upon the reasonable request of the Purchaser and without payment of any further consideration to the Bank or any PIPCO, other than reimbursement for the Bank's or such PIPCO's reasonable out-of-pocket expenses (including, but limiting, reasonable attorneys' fees), the Bank or such PIPCO shall do, execute, acknowledge and deliver, and shall cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be required by the Purchaser in order to better assign, transfer, grant, convey, assure and confirm to the Purchaser, or to facilitate the collection and reduction to the Purchaser's possession of, any or all of the Assets as provided for herein.

         (c) LOCAL COUNSEL FEES. Bank or the applicable PIPCO shall pay counsel fees incurred by any of them in connection with the litigation matters referred to in SCHEDULE 2.

         (d) FAIR LAWN OFFICE CENTER. Bank shall apply proceeds received from the sale of the units at the Fair Lawn Office Center first to the payment of outstanding real estate taxes and then to condominium association assessments.

         (e) RCG DOVER. Bank shall continue to observe its obligation under the RCG Dover Construction Revolver.

         (f) CONDOMINIUM ASSOCIATIONS. The applicable PIPCO shall use reasonable efforts prior to the Closing Date to obtain an estoppel certificate from the condominium association governing any of the applicable OREO Parcels.

         (g) DRAGNET CLAUSES. The Bank shall waive its right under any dragnet clauses in its mortgages to the extent the same affects any Assets.

         (h) REPAIRS. The applicable PIPCO shall cause to be remediated or repaired, before the Closing Date (i) the violations cited by the Department of Community Affairs and currently outstanding with respect to the Coyle property (other than the fire wall barrier in the elevators) and (ii) such remediation or repair work (other than paving work with respect to 25 Broad) with respect to the 25 Broad and Strathmore properties as shall be required to be completed as a condition to the issuance of a certificate of occupancy with respect to each such property. The cost of such repairs shall be paid out of the sums deliverable to the Purchaser pursuant to
Section 2.4(a) with respect to such property or if such sums shall not be sufficient at the expense of the applicable PIPCO.

         (i) INSURANCE. The Bank shall continue to maintain until the Closing the casualty and liability insurance in existence as of the date hereof (in the existing amounts, with the existing deductibles and with the existing carrier) with respect to the Real Estate and the Loans.

         (j) PARTNERSHIP. PIPCO Windsong, Inc. shall perform its obligations under the Partnership Agreement.

         (k) DEPOSIT IN SUSPENSION ACCOUNTS. Bank shall pay all amounts coming due after the Closing for which funds were withheld by the Bank pursuant to Section 2.4(a).

         SECTION 6.2 THE PURCHASER'S COVENANTS. The Purchaser covenants and agrees with the Bank and the PIPCOs as follows, it being understood and agreed that each of the following covenants and agreements shall survive the
Closing:

         (a) INSPECTION BY THE SELLERS. The Purchaser shall permit the Bank and the PIPCOs and their representatives, employees, agents, attorneys and accountants to examine and copy the Asset Files to the extent reasonably required in connection with the preparation of tax returns and financial reporting matters (including without limitation any return or report relating to state or local real property transfer gains taxes), audit proceedings, governmental investigations and litigation.

         (b) NOTICE OF LITIGATION. The Purchaser shall promptly notify the Bank and the PIPCOs of any Claim or litigation asserted or filed, or threatened so to be, by any Person against the Bank or any PIPCO that arises from or relates to any of the Assets.

         (c) PENDING LITIGATION. As soon as practicable after the Closing Date, the Purchaser shall use all reasonable means to substitute itself as the named plaintiff or defendant in all pending litigation matters set forth on
SCHEDULE 2.

         (d) ESTOPPEL CERTIFICATE. As soon as practicable after the Closing Date, the Purchaser shall request mortgage estoppel certificates from each Mortgagor confirming the matters contained in Section 5.1(j) hereof.

         (e) RELATED MORTGAGE INTERESTS. The Purchaser shall not seek a deficiency against any obligor under any Related Mortgage Interest, if enforcement of such deficiency is in conflict or prohibited by any settlement agreement, writing, deed in lieu agreement or order provided to the Purchaser in the Asset Files.

         SECTION 6.3 APPRAISALS AND EXPERT REPORTS. Any Schedule Prices, appraisals or estimated values of the Assets, structural reports, expert reports, legal opinions, fairness opinions, accountants' reports, Environmental Assessment Reports, or other third party reports (collectively, the "Reports") that have been delivered to the Purchaser by or on behalf of the Bank or the PIPCOs have been prepared solely for the Bank or the PIPCOs by the parties or experts named therein and have been furnished to the Purchaser solely for the Purchaser's convenience. No representation or warranty by any of the Bank or the PIPCOs or any of its or their employees, advisors, agents, property managers, consultants, representatives, accountants or attorneys is being made to the Purchaser, its employees, advisors, agents, property managers, consultants, representatives, accountants, investors or attorneys with respect to such Reports. Any reliance upon the Reports shall be at the sole risk of the Purchaser, and the Purchaser hereby expressly waives any claim, suit, recourse, damages, or other right of recovery or set- off it may have against the Bank, the PIPCOs, and its or their employees, advisors, agents, property managers, consultants, accountants, or attorneys with respect to reliance on such Reports by the Purchaser, its employees, advisors, agents, property managers, consultants, accountants, investors or attorneys.

         SECTION 6.4 ENVIRONMENTAL MATTERS. As to the Assets, the Purchaser is aware of the environmental conditions or contamination in the Environmental Assessment Reports. The Purchaser has been afforded the opportunity for itself, its attorneys, its agents, its engineers, its environmental engineers or consultants, and other representatives of its choosing, to fully inspect and assess the value and conditions of the Assets. The Bank and the PIPCOs have provided or otherwise made or offered to make available to Purchaser those materials which the Bank and the PIPCOs possess, pertaining to the environmental conditions of the Assets.

         SECTION 6.5 PHYSICAL CONDITION. The Purchaser expressly acknowledges that it is buying the Assets in their "AS IS" condition on the date hereof, subject to reasonable use, wear and tear and normal depreciation between the date hereof and the Closing Date.


                                  ARTICLE VII
                          CURE AND REPURCHASE OF ASSET

         SECTION 7.1 PURCHASER'S CLAIM OF A DEFECTIVE ASSET. In the event of a material breach of a representation or warranty with respect to an Asset, then Purchaser may execute and deliver to Seller a Certificate of Defect no later than the end of the applicable Representation and Warranty Period for such representation and warranty.

         SECTION 7.2 BANK AND PIPCOS ELECTIONS FOR DEFECTIVE ASSET. By no later than thirty (30) days following its receipt of a

Certificate of Defect, the Bank or the applicable PIPCO shall notify the Purchaser (i) (x) that the Bank or the applicable PIPCO disputes that the alleged breach exists or that the breach is material, and (y) of the basis for the Bank's or applicable PIPCOs position or (ii) that the Bank or the applicable PIPCO will cure such breach within the Cure Period by either curing such breach or paying to the Purchaser the amount to cure such breach or (iii) that the Bank or applicable PIPCO will repurchase the Asset as provided in SECTION 7.3.

         SECTION 7.3 REPURCHASE PRICE. The Bank with respect to the Loans and the PIPCOs with respect to the Real Estate, and Pipco Windsong, Inc. with respect to the Distribution Rights shall repurchase for the Repurchase Price any Asset (i) that it has either elected to repurchase under SECTION 7.2 hereof, or (ii) with respect to which it has failed to cure the breach under
SECTION 7.2 hereof within the Cure Period. Seventy-five percent (75%) of the Repurchase Price shall be applied to the reduction of the Purchase Money Loan.

         SECTION 7.4 REPURCHASE DATE. The "Repurchase Date" for any Asset being repurchased pursuant to this Article VII shall be on or before the date thirty (30) days following (i) if the Bank has elected to repurchase the Asset, the date the Bank has made such election or (ii) if the Bank or the applicable PIPCO has elected to cure the breach and has failed to do so, the expiration of the Cure Period.

         SECTION 7.5 RECONVEYANCE OF ASSETS. On the Repurchase Date, Purchaser shall convey to the Bank or the applicable PIPCO all its right, title and interest in and to the repurchased Asset pursuant to an assignment, deed and other appropriate documents; provided, however, that neither the Bank nor the applicable PIPCO shall be required to repurchase any Asset to the extent that the physical condition of any applicable Asset, the substantive rights of the Bank under any applicable Loan, the condition of the title to any applicable Asset, or the collateral for any applicable Loan has been materially adversely affected as a result of the Purchaser's gross negligence, bad faith, willful misconduct or intentional disregard of prudent operating or servicing practices. Each of the Bank and the PIPCOs covenants and agrees that, whether or not it shall be required to repurchase any Asset hereunder, it shall indemnify and hold harmless, for actual damages (excluding consequential damages), the Purchaser, its affiliates and agents and their respective partners, members, shareholder, officers, directors and employees suffered as a result of any Claims arising in connection with any material breach of a representation or warranty with respect to which Purchaser shall have timely delivered a Certificate of Defect.

         SECTION 7.6 DEFECTS COVERED BY TITLE INSURANCE. Notwithstanding anything to the contrary contained in this Agreement, the Purchaser shall not be entitled to deliver a Certificate of Defect for an OREO Parcel if the Purchaser is entitled to assert a valid claim under a title insurance policy with respect to the loss caused by such breach. If the Purchaser would otherwise be entitled to deliver a valid Certificate of Defect but for the lack of a final determination as to whether a related loss is covered by either a title insurance policy despite the Purchaser's reasonable efforts to resolve such matter (which efforts shall consist of the prompt submission of a claim to the appropriate title company) then the Purchaser may deliver such Certificate of Defect to the Bank in accordance with SECTION 7.2, provided that the survival period of the applicable representations and warranties shall be tolled until such time as a final determination regarding such coverage has been made.

         SECTION 7.7 MATERIALITY. Notwithstanding anything in this Agreement to the contrary, the Purchaser shall only be entitled to deliver a Certificate of Defect if one or more breaches of a representation or warranty by the Bank or any PIPCO with respect to an Asset is "material". For the purposes of this Agreement the term "material" shall mean a breach by the Bank or any PIPCO of a representation or warranty that (a) with respect to an Asset having a Schedule Price greater than $400,000, cannot be cured or remediated for less than the greater of (i) $200,000 or (ii) 10% of the Schedule Price of the related Asset and (b) with respect to an Asset having a Schedule Price equal to $400,000 or less, cannot be cured or remediated for less than 25% of the Schedule Price of the related Asset. The "material" or "materiality" limitation herein shall not apply to any breach of representations contained in
Section 5.1(u) or (ab) as it relates to security deposits or the outstanding principal balance of any Loan.

         SECTION 7.8  ARBITRATION.

         (a) Any controversy or claim between Purchaser and the Bank and the PIPCOs arising out of or relating to this Article shall be determined by arbitration. The arbitration shall be conducted under the Commercial Rules of the American Arbitration Association, but not under its auspices unless the parties agree. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). The award rendered by the arbitrator(s) shall set forth findings of facts and conclusions of law and shall be final, and the judgment may be entered in any court having jurisdiction thereof. A failure by the arbitrator(s) to make findings of fact and conclusions of law shall be grounds for overturning the award. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for relief.

         (b) In any arbitration proceeding, the arbitrator(s) is (are) authorized to award interest and penalties and to apportion costs and expenses, including investigation, legal and other expense, which will include, if applicable, a reasonable estimate of allocated costs and expense. Such costs and expenses are to be awarded only after the conclusion of the arbitration and will not be advanced during the course of such arbitration.

                                  ARTICLE VIII
                                   TRANSITION

         SECTION 8.1      TRANSITION OF THE SALE OF ASSETS.

         (a) Between the date hereof until the Closing Date, the Bank shall service and administer each Loan in conformity with customary prudent industry servicing standards of servicers of similar loans. Between the date hereof and the Closing Date, neither the Bank nor the PIPCOs will, if the Purchaser objects within five (5) Business Days after written notice from the Bank (which notice the Bank covenants to deliver prior to any such act) (i) enter into, or cause or permit, any new leases for all or any portion of any OREO Parcel to be entered into, (ii) consent to any assignment or sublease in connection with any leases affecting any OREO Parcel or Mortgaged Property; (iii) make, or cause or permit to be made, any applications or institute or cause or permit to be instituted, legal or other proceedings except as expressly authorized herein;
(iv) restructure, amend or modify a Loan; (v) restructure, release, foreclose, or permit any foreclosure, upon a mortgage or otherwise acquire title to a Mortgaged Property; (vi) further encumber any OREO Parcel; or (vii) enter into, or cause or permit any new service, maintenance construction, operating or other agreement to be entered into which might become the obligation of the Purchaser or to which an OREO Parcel would be subject following the Closing, nor modify, extend, renew, supplement, cancel, or cause or permit the modification, extension, renewal, supplementation, cancellation or accept the surrender of or the renewal of, such agreements, if any, which may exist at present or are hereafter entered into unless the same (except for leases and other occupancy agreements) is reasonably necessary for the normal operation of any OREO Parcel prior to the Closing Date and may be terminated by the Bank prior to or on the Closing Date; provided, however, the foregoing notice requirement shall not apply to matters addressed in SECTION 3.8(B) and the applicable Schedule.

         (b) The Bank or the applicable PIPCO shall keep, maintain and preserve the OREO Parcels in their present condition (normal wear and tear excepted) until the Closing Date, and comply with all laws pertaining to the OREO Parcels or the use or occupancy thereof.

         (c) The Bank or the applicable PIPCO shall give written notice to the Purchaser of any actions, claims, proceedings, or investigations threatened or commenced against the Bank or applicable PIPCO which relate to, or affect, any Asset.

         (d) The Bank or the applicable PIPCOs shall promptly provide Purchaser with a copy of any notice of violations of law or governmental ordinances, orders or requirements affecting any OREO Parcel or Mortgaged Property received by the Bank or the applicable PIPCO.

         (e) Until such time as the Bank or the applicable PIPCO physically delivers the Asset Files to the Purchaser, the Bank shall use reasonable efforts to arrange for the Purchaser, its agents and designees to have reasonable access thereto and to the OREO Parcels for the purposes of site inspections, reports, valuations and other related activities and agrees to permit the Purchaser access to all documentation reasonably requested by Purchaser and to use, inspect, make extracts from or request copies of such documentation.

         (f) The Bank or the applicable PIPCO shall prior to the Closing Date transfer to the Purchaser all files, correspondence, court papers, pleadings and documentation, in its possession, relating to any litigation involving any of the Assets and shall use all reasonable efforts and take all necessary actions, including a notice of motion and related materials, as may be required in order to substitute Purchaser as Plaintiff in any such actions to effect the resignation of its counsel therefrom.

         (g) The Bank shall, at the Closing and upon request of the Purchaser, terminate any service contracts pursuant to the terms thereof.


                                   ARTICLE IX
                                    DEFAULT

         SECTION 9.1 THE PURCHASER'S DEFAULT. In the event the Purchaser shall default in its obligation to purchase the Assets or materially breach a representation or warranty or covenant hereunder or otherwise fail to perform its obligations under this Agreement prior to the Closing, the Bank and the PIPCOs may terminate this Agreement by written notice to the Purchaser and the Bank and the PIPCOs shall be entitled to retain the Deposit, plus interest on the cash portion of the Deposit, as full compensation and liquidated damages as its sole remedy.

         If such default, breach or failure occurs, the Bank and the PIPCOs will incur costs and other damages in an amount that would be difficult or impractical to ascertain. The deposit bears a reasonable relationship to the damages which the Purchaser and the Bank and the PIPCOs estimate may be incurred by the Bank and the PIPCOs by reason of the Purchaser's breach, default or failure hereunder.

         SECTION 9.2      THE BANK'S AND PIPCOS' DEFAULT.  Except as provided in
Article VII hereof, upon any default by the Bank or any PIPCO as of or after the Closing, the Purchaser may avail itself of any remedies the Purchaser may have at law or in equity or under this Agreement, including, without limitation, specific performance. However, the Purchaser shall neither have
(a) any right to consequential damages, nor (b) any right to offset amounts due to the Bank under the Purchase Money Loan Documents or any other contract or agreement between the Bank and the Purchaser or any affiliate of either against any damages on account of the Bank's or any PIPCO's default hereunder.

                                   ARTICLE X
                                    NOTICES

         Except as otherwise provided for herein, all notices, approvals, consents and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given or sent (a) when received, if dispatched by registered or certified mail (return receipt requested), (b) when received, if delivered in hand or by facsimile transmission with a copy thereof sent by reputable overnight courier which requires a signature of the receiving party, or (c) on the following Business Day, if dispatched by a reputable overnight courier which requires a signature of the receiving party, in each case to the party intended at its address as follows (or at such other address as may hereafter be specified by such party from time to time by like notice)

                          (i)     If to the Bank, at

                                  United Jersey Bank
                                  25 East Salem Street
                                  Hackensack, NJ  07602

                                  Attention:  Robert W. Eberhardt, Jr.,
                                              Executive Vice President

                                  Fax:        (201) 489-3733


                                  with a copy to

                                  LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                                  One Riverfront Plaza
                                  Newark, NJ  07102-5490

                                  Attention:  Lawrence E. Miller, Esq.

                                  Fax:        (201) 643-6111


                          (ii)    If to the PIPCOs:

                                  c/o United Jersey Bank
                                  25 East Salem Street
                                  Hackensack, NJ  07602

                                  Attention:  Marc P. Sullivan, President

                                  Fax:        (201) 489-3733
                                  with a copy to

                                  LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                                  One Riverfront Plaza
                                  Newark, NJ  07102-5490

                                  Attention:  Lawrence E. Miller, Esq.

                                  Fax:        (201) 643-6111


                          (iii)   If to the Purchaser, at

                                  O'Connor Capital Incorporated
                                  399 Park Avenue - 25th Floor
                                  New York, New York  10022

                                  Attention:  John F. Pipia

                                  Fax:        (212) 308-8544


                                  O'Connor Capital Incorporated
                                  100 Menlo Park
                                  Suite 302
                                  Edison, New Jersey  08837

                                  Attention:  Thomas E. Quinn

                                  Fax:        (908) 603-4550


                                  Matrix Development Group, Inc.
                                  Forsgate Drive, CN 4000
                                  Cranbury, New Jersey  08512

                                  Attention:  Joseph Taylor

                                  Fax:        (609) 395-8289


                                  Shanley & Fisher
                                  131 Madison Avenue
                                  Morristown, New Jersey  07962

                                  Attention:  Gerald W. Hull, Jr., Esq.

                                  Fax:        (201) 285-1098

                                  Shearman & Sterling
                                  Citicorp Center
                                  153 East 53rd Street
                                  New York, NY  10022

                                  Attention:  John L. Opar, Esq.

                                  Fax:        (212) 848-5252


The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. No failure or delay in the routing of any such notice, demand, request, consent, approval, declaration or other communication within any organization to the individual designated to receive the same or a copy thereof shall in any way qualify the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.


                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

         SECTION 11.1 OBLIGATIONS OF BANK. In the event that any PIPCO fails to perform its obligations under this Agreement, the Bank shall cause such PIPCO to perform within 15 days after written demand for performance by the Purchaser.

         SECTION 11.2 SEVERABILITY. Each provision of this Agreement is intended to be severable. If any term, covenant, condition or other provision herein is unlawful, invalid or unenforceable for any reason whatsoever, and such illegality, invalidity or unenforceability does not affect the remaining parts of this Agreement, then all such remaining parts hereof shall be valid and enforceable and have full force and effect as though the invalid or unenforceable provision had not been included herein.

         SECTION 11.3 RIGHTS CUMULATIVE; WAIVERS. Except to the extent expressly limited in this Agreement, the rights of each of the parties under this Agreement are cumulative and may be exercised as often as such party considers appropriate. Without limitation on the foregoing, if in light of the terms and conditions of this Agreement a party disputes the position taken by the other party then either party may seek judicial resolution of such dispute. No right of any party hereunder shall be capable of being waived or varied otherwise than by an express waiver or variation in writing. Except to the extent expressly limited in this Agreement, failure to exercise or any delay in exercising any of such rights also shall not operate as a waiver or variation of that or any other such right. Except to the extent expressly limited in this Agreement, defective or partial exercise of any such right shall not preclude any other or further exercise of that or any other right. No act, course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or variation of any such right.

         SECTION 11.4 ELECTION BY BANK ON BEHALF OF PIPCOS. Title to the OREO Parcels identified in SCHEDULE 1 is held by the PIPCOs. Whenever under this Agreement any PIPCO is entitled or required to make an election with respect to an OREO Parcel, each such PIPCO agrees that the Bank may make such election on behalf of such PIPCO.

         SECTION 11.5 HEADINGS. The headings contained in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

         SECTION 11.6 CONSTRUCTION. Unless the context otherwise requires, singular nouns and pronouns, when used herein, shall be deemed to include the plural s of such nouns or pronouns and pronouns of one gender shall be deemed to include the equivalent pronouns of the other gender. Wherever used the words "including" or "included" shall be deemed followed by the phrase "without limitation."

         SECTION 11.7     ASSIGNMENT.

         (a) GENERAL. Except as set forth in Section 3.5(f), neither party may assign any rights under this Agreement to any Person without the prior written consent of the other party; provided however, that the Purchaser may designate one or more related entities to take title to the Related Mortgage Interests or such other of the Assets as it may specify.

         (b) MISCELLANEOUS. Subject to the foregoing, this Agreement and the terms, covenants, conditions and other provisions hereof, and the obligations, undertakings, rights and benefits herein and hereunder, including the Schedules and Exhibits, shall bind and inure to the benefit of the undersigned parties and their respective successors and assigns.

         SECTION 11.8 INTEGRATION. Except for the Confidentiality Agreements, this Agreement supersedes any and all prior discussions and agreements between the Bank, any PIPCO and the Purchaser and Argo Partnership, L.P., Taylor Simpson Group, and The O'Connor Group with respect to the purchase of the Assets and other matters contained herein, and this Agreement, the Confidentiality Agreements and the documents expressly contemplated hereby contain the sole, final and complete expression and understanding among the parties hereto with respect to the transactions contemplated hereby and thereby. This Agreement shall not be altered or modified except by a subsequent writing signed by the parties hereto.

         SECTION 11.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts each of which shall constitute one and the same instrument, and each party hereto may execute this Agreement by signing any such counterpart.

         SECTION 11.10 SURVIVAL. Each and every representation, warranty and covenant herein made by the Purchaser or the Bank or any PIPCO that expressly survives the Closing shall not merge into any document executed as part of Closing, but shall instead be independently enforceable, except to the extent expressly limited in this Agreement.

         SECTION 11.11    GOVERNING LAW; JURISDICTION; VENUE.

         (a) GOVERNING LAW. This Agreement shall be construed, and the rights and obligations of the Bank, the Pipcos and the Purchaser hereunder determined, in accordance with New Jersey law without regard to principles of conflicts of law thereof.

         (b) JURISDICTION. For the purposes of any suit, action or proceeding involving this Agreement, the Purchaser hereby expressly submits to the jurisdiction of the federal and state courts sitting in the State of New Jersey and consents that any order, process, notice of motion or other application to or by any such court or a judge thereof may be served within or without such court's jurisdiction by registered mail or by service in hand, provided that a reasonable time for appearance is allowed, and the Purchaser agrees that such courts shall have exclusive jurisdiction over any such suit, action or proceeding commenced by either or both of said parties. In furtherance of such agreement, the Purchaser agrees, upon the request of the Bank or the PIPCOs to discontinue (or to the discontinuance of) any such suit, action or proceeding pending in any other jurisdiction.

         (c) VENUE. The Purchaser hereby irrevocably waives any objection that it may have now or hereafter to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any federal or state court sitting in the State of New Jersey and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

         SECTION 11.12 NO THIRD-PARTY BENEFICIARIES. No Person other than the parties hereto, which, for purposes of this Section 11.12, shall be the Bank, the PIPCOs and the Purchaser, shall have any rights or claims under this Agreement.

         SECTION 11.13 WAIVER OF TRIAL BY JURY. The Bank, the Pipcos and the Purchaser hereby knowingly, voluntarily and intentionally waive (to the extent permitted by applicable law) any right they may have to a trial by jury of any dispute arising under or relating to this Agreement and agree that any such dispute shall be tried before a judge sitting without a jury.

         SECTION 11.14 NO PARTNERSHIP. Nothing contained in this Agreement shall be construed to place the parties in relationship of partnership or joint venturers, or having the power to bind one another to any contracts or other instruments or to any undertakings, obligations, or other liabilities.

         SECTION 11.15 BROKERAGE COMMISSIONS. Each of the Purchaser, the Bank and the PIPCOs represents and warrants to the other that it has not hired, retained or dealt with any broker, consultant or finder in connection with the negotiation, execution or delivery of this Agreement or the consummation of the transactions contemplated hereby. The Bank, the PIPCOs and the Purchaser each covenant and agree to indemnify the other against liability arising out of any claim by any broker, consultant or finder with respect to the negotiation, execution or delivery of this Agreement or the consummation of the transactions contemplated hereby based upon the acts of the indemnifying party. The provisions of this Section shall survive the Closing.

         SECTION 11.16 CONFIDENTIALITY. The parties agree to use reasonable efforts to keep the specifics of the transactions contemplated by this Agreement confidential; provided, however, that nothing contained in this Section shall prevent any party from disseminating information regarding the transactions to the extent required to be disseminated by law, rule or regulation or judicial process.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


                                        Purchaser
                                        ANJ Portfolio, L.L.C.


                                        By:    /s/ Erwin Aulis
                                               -------------------------------
                                        Name:      Erwin Aulis
                                               -------------------------------

                                        Title:     Authorized Signatory
                                               -------------------------------



                                        Seller
                                        UNITED JERSEY BANK


                                        By:
                                               -------------------------------
                                        Name:
                                               -------------------------------
                                        Title:
                                               -------------------------------
of partnership or joint venturers, or having the power to bind one another to any contracts or other instruments or to any undertakings, obligations, or other liabilities.

         SECTION 11.15 BROKERAGE COMMISSIONS. Each of the Purchaser, the Bank and the PIPCOs represents and warrants to the other that it has not hired, retained or dealt with any broker, consultant or finder in connection with the negotiation, execution or delivery of this Agreement or the consummation of the transactions contemplated hereby. The Bank, the PIPCOs and the Purchaser each covenant and agree to indemnify the other against liability arising out of any claim by any broker, consultant or finder with respect to the negotiation, execution or delivery of this Agreement or the consummation of the transactions contemplated hereby based upon the acts of the indemnifying party. The provisions of this Section shall survive the Closing.

         SECTION 11.16 CONFIDENTIALITY. The parties agree to use reasonable efforts to keep the specifics of the transactions contemplated by this Agreement confidential; provided, however, that nothing contained in this Section shall prevent any party from disseminating information regarding the transactions to the extent required to be disseminated by law, rule or regulation or judicial process.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


                                        Purchaser
                                        ANJ Portfolio, L.L.C.


                                        By:
                                              -------------------------------
                                        Name:
                                              -------------------------------
                                        Title:
                                              -------------------------------



                                        Seller
                                        UNITED JERSEY BANK


                                        By:     /s/ Robert W. Eberhardt, Jr.
                                              -------------------------------
                                        Name:   Robert W. Eberhardt, Jr.
                                              -------------------------------
                                        Title:  Executive Vice President
                                              -------------------------------

                                        PipAshely, Inc.



                                        By: /s/ Marc Sullivan
                                            ---------------------------------
                                        Name:
                                             --------------------------------
                                        Title:
                                              -------------------------------



                                        Piphyde Park, Limited


                                        By: /s/ Marc Sullivan
                                            ---------------------------------
                                        Name:
                                             --------------------------------
                                        Title:
                                              -------------------------------


                                        Pipgate Mill Properties, Ltd.


                                        By: /s/ Marc Sullivan
                                            ---------------------------------
                                        Name:
                                             --------------------------------
                                        Title:
                                              -------------------------------



                                        Pipco 121-123 Grand Avenue, Inc.


                                        By: /s/ Marc Sullivan
                                            ---------------------------------
                                        Name:
                                             --------------------------------
                                        Title:
                                              -------------------------------



                                        Pipco Carlstadt, Inc.


                                        By: /s/ Marc Sullivan
                                            ---------------------------------
                                        Name:
                                             --------------------------------
                                        Title:
                                              -------------------------------

                                        Pipco Norte, Inc.



                                        By: /s/ Marc Sullivan
                                           ----------------------------------
                                        Name:
                                             --------------------------------
                                        Title:
                                              -------------------------------


                                        Pipco Mk, Inc.


                                        By: /s/ Marc Sullivan
                                           ----------------------------------
                                        Name:
                                             --------------------------------
                                        Title:
                                              -------------------------------



                                        PIPCO Oakland, Inc.


                                        By: /s/ Marc Sullivan
                                           ----------------------------------
                                        Name:
                                             --------------------------------
                                        Title:
                                              -------------------------------


                                        Pipco Parsippany, Inc.


                                        By: /s/ Marc Sullivan
                                           ----------------------------------
                                        Name:
                                             --------------------------------
                                        Title:
                                              -------------------------------



                                        Pipco Windsong, Inc.


                                        By: /s/ Marc Sullivan
                                           ----------------------------------
                                        Name:
                                             --------------------------------
                                        Title:
                                              -------------------------------